SUBSIDIARIES OF COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                                             State of

Name of Company                                      Incorp-oration/Jurisdiction
AVCO Insurance Agency, Inc. (AZ)                                         Arizona
AVCO Insurance Agency, Inc. (CA)                                      California
AWL of Massachusetts, Inc.                                              Delaware
Balboa Insurance Company                                              California
Balboa Life Insurance Company                                         California
Continental Mobil Home Brokerage Corporation                          California
Countrywide Agency of New York, Inc.                                    New York
Countrywide Agency of Ohio, Inc.                                            Ohio
Directnet Insurance Agency, Inc.                                        New York
Directnet Insurance Agency of Arizona, Inc.                              Arizona
Countrywide Aircraft Corporation                                          Oregon
Countrywide Asset Management Corp.                                    California
Countrywide Capital I                                                   Delaware
Countrywide Capital II                                                  Delaware
Countrywide Capital III                                                 Delaware
Countrywide Capital Markets, Inc.                                     California
Countrywide Document Services, Inc.                                     Delaware
Countrywide Field Services Corporation                                California
Countrywide General Agency of Texas, Inc.                                  Texas
Countrywide GP, Inc.                                                      Nevada
Countrywide Home Loans of Minnesota, Inc.                              Minnesota
Countrywide Home Loans of New Mexico, Inc.                            New Mexico
Countrywide Home Loans of Texas, Inc (dba "Full Spectrum Lending, Inc.")   Texas
Countrywide Home Loans, Inc. (dba "America's Wholesale Lender")         New York
Countrywide Insurance Agency of Massachusetts, Inc.                Massachusetts
Countrywide Insurance Agency of Ohio, Inc.                                  Ohio
Countrywide Insurance Group, Inc.                                     California
Countrywide Insurance Services, Inc                                      Arizona
Countrywide Insurance Services, Inc. (dba "CW Insurance Agency")      California
Countrywide International Consulting Services, LLC                  Delaware LLC
Countrywide International GP Holdings, LLC                          Delaware LLC
Countrywide International Holdings, Inc.                                Delaware
Countrywide International Technology Holdings Limited                Guernsey LC
Countrywide JV Technology Holdings Limited                           Guernsey LC
Countrywide Lending                                                   California
Countrywide LP, Inc.                                                      Nevada

Countrywide I Home Loans LP (currently known as Countrywide Home
Loans Servicing LP)                                                        Texas
------------------------------------------------------------------------   -----
Countrywide Mortgage Pass-Thru Corporation                              Delaware
Countrywide Parks I, Inc. (Pecan Plantation)                          California
Countrywide Parks V, Inc. (Paradise Village)                          California
Countrywide Parks VI, Inc. (Quail Run)                                California
Countrywide Parks VII, Inc. (Allison Acres)                           California
Countrywide Parks VIII, Inc. (Northwest Pines)                        California
Countrywide Partnership Investments, Inc.                             California
Countrywide Realty Partners, Inc.                                       Delaware
Countrywide Securities Corporation                                    California
Countrywide Servicing Exchange                                        California
Countrywide Tax Services Corporation                                  California
Countrywide Warehouse Lending                                         California
CTC Real Estate Services                                              California
CWABS, Inc.                                                             Delaware
CWHL Funding Corporation                                                Delaware
CWMBS, Inc.                                                             Delaware
CW Securities Holdings, Inc.                                            Delaware
Full Spectrum Lending, Inc.                                           California
GHL (One) Limited                                              United Kingdom LC
GHL (Two) Limited                                              United Kingdom LC
GHL Technology Limited Partnership                                    English LP
Global Home Loans Limited                                      United Kingdom LC
GlobaLoans International Technology LP                                English LP
GlobaLoans JV Limited Partnership                                     English LP
GlobaLoans Technology Services Limited (currently known as CWTechSolutions
Limited                                                        United Kingdom LC
HomeSafe Termite Inspection, Inc.                                     California
ICS Investment Services, Inc.                                         California
Insurance Automation Corporation                                        Delaware
LandSafe Appraisal Services, Inc.                                     California
LandSafe Credit, Inc.                                                 California
LandSafe Flood Determination, Inc.                                    California
LandSafe Home Inspection Services, Inc                                California
LandSafe, Inc.                                                          Delaware
LandSafe Real Estate Partnership Services, Inc.                       California
LandSafe Services, Inc.                                             Pennsylvania
LandSafe Servicing, Inc.                                              California
LandSafe Title Agency, Inc.                                           California
LandSafe Title Agency of New York, Inc.                                 New York
LandSafe Title Agency of Ohio, Inc.                                         Ohio
LandSafe Title of California, Inc.                                    California
LandSafe Title of Florida, Inc.                                          Florida
LandSafe Title of Illinois, Inc.                                        Illinois
LandSafe Title of Indiana, Inc.                                          Indiana
LandSafe Title of Maryland, Inc.                                        Maryland
LandSafe Title of Michigan, Inc.                                        Michigan
LandSafe Title of Nevada, Inc.                                            Nevada
LandSafe Title of Texas, Inc.                                              Texas
LandSafe Title of Washington, Inc.                                    Washington
Meritplan Insurance Company                                           California
Newport Insurance Company                                                Arizona
Newport Management Corporation                                        California
Second Charter Reinsurance Company                                       Vermont
Suedore Limited                                                          Ireland
The Countrywide Foundation                                            California